Savers Value Village, Inc. Reports Third Quarter Financial Results
Sales increased 3.8%, or 5.0% in constant currency1
Comparable store sales increased 3.7%
Sales yield2 increased 5.6% to $1.50
Board of Directors authorizes $50 million share repurchase program

Bellevue, WA - November 9, 2023 – Savers Value Village, Inc. (NYSE: SVV), (the “Company”) today announced financial results for the thirteen weeks ended September 30, 2023 (the “third quarter”).
Highlights for the Third Quarter, Compared to the thirteen weeks ended October 1, 2022
•Net sales increased 3.8% to $392.7 million. Constant currency net sales1 increased 5.0% to $397.4 million.
•Comparable store sales increased 3.7%, with the United States and Canada up 3.3% and 4.3%, respectively.
•Sales yield2 increased 5.6% to $1.50 per pound.
•The Company opened three new stores during the third quarter, ending the third quarter with 321 stores and increasing its store count by 3.9%.
•Net loss and net loss per diluted share were $15.6 million and $0.10, respectively.
•Adjusted net income1 and Adjusted net income per diluted share1 were $26.5 million and $0.16, respectively.
•Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”)1 increased 6.3% to $91.0 million, and Adjusted EBITDA margin1 increased 60 basis points to 23.2%. Changes in foreign currency rates negatively impacted Adjusted EBITDA1 by $1.5 million during the third quarter.
•Total active members enrolled in our U.S. and Canadian loyalty programs increased 10% to 5.2 million at the end of the third quarter.

[1] Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as well as amounts presented on a constant currency basis, are not measures recognized under U.S. generally accepted accounting principles (“GAAP”). For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures”, “Constant Currency” and the accompanying financial tables which reconcile GAAP financial measures to these non-GAAP measures below.
[2] Sales yield is presented on a currency neutral and comparable store sales growth basis. We define sales yield as retail sales generated per pound of processed volume.

Mark Walsh, Chief Executive Officer, commented, “We had a strong third quarter and are pleased with our performance and execution of our business strategy. Constant currency net sales increased 5%, comparable store sales grew 3.7% on increased transactions, and despite a $1.5 million negative impact from foreign currency, we grew Adjusted EBITDA by more than 6% to $91 million. Donations and supply of goods remained very strong in the quarter, and for the first time in Savers’ 70-year history, we reached over 5 million members in our loyalty program, an increase of 10% over last year. On the demand side, we experienced strong and consistent demand for hard goods throughout much of the quarter and saw moderating demand for soft goods with abnormally high temperatures throughout many parts of North America in September. We adjusted our soft goods processing volumes to better align expenses with demand levels, maintain strong profitability levels, and deliver against our Adjusted EBITDA targets.”
Mr. Walsh continued, “Over the past several years, we have made significant structural changes that allow us to maximize Adjusted EBITDA by focusing on higher quality goods and productivity measures that align our inventory, processing volumes and labor expenses with demand trends. This flexibility and adaptability of our unique model enables us to drive profitable growth at scale.”
Share Repurchase Authorization
Savers Value Village announced today the authorization of a share repurchase program of up to $50 million of the Company’s common stock. Under the program, Savers may purchase shares from time to time in compliance with applicable securities laws, that may include Securities Act Rule 10b-18. The timing and amount of any shares purchased will be based upon a variety of factors, including the share price of the common stock, general market conditions, alternative uses for capital, Savers’ financial performance, and other considerations. The share repurchase program does not obligate Savers to purchase any minimum number of shares, and the program may be suspended, modified, or discontinued at any time without prior notice. Any repurchases will be funded by available cash and cash equivalents.
Fiscal 2023 Outlook
The Company is updating certain components of its annual guidance for the fifty-two weeks ended December 30, 2023 (“fiscal 2023”) from its quarterly earnings release on August 10, 2023 as follows:
•The opening of approximately 12 new stores (unchanged);
•Total net sales of approximately $1.49 billion (from $1.51 billion);
•Comparable store sales growth of 0% to 1.0% for the fourth quarter (no previous guidance), resulting in a fiscal 2023 increase of approximately 4.0% (from 5.0%);
•Net income of approximately $24 million (from $23 million);
•Adjusted net income of approximately $99 million1 (from $98 million);
•Adjusted EBITDA of approximately $320 million2 (unchanged);
•Capital expenditures in the range of $100 to $105 million (unchanged); and
•GAAP-based diluted weighted average common shares outstanding of approximately 157 million (from 160 million).
Since providing our prior outlook, our estimated average exchange rate for the fourth quarter has decreased to $0.725 from $0.75 for the Canadian dollar, negatively impacting the Company’s fourth quarter sales and adjusted EBITDA estimates by approximately $6 million and $1 million, respectively.

[1] Adjusted net income is not a measure recognized under U.S. GAAP. For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures” and the accompanying financial tables which reconcile GAAP financial measures to non-GAAP measures below.
2 We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we cannot determine the probable significance of the various reconciling items, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

Initial Public Offering
On July 3, 2023, the Company completed its initial public offering (“IPO”) for the sale of 18.8 million shares of its common stock at a public offering price of $18.00 per share. On July 3, 2023 and July 5, 2023, respectively, the Company used the net proceeds from its IPO together with cash on its balance sheet to redeem $55.0 million aggregate principal amount of Notes and to repay $252.4 million aggregate principal amount of outstanding borrowings under the Term Loan Facility. In addition to paying accrued interest on these borrowings, the Company also paid a premium of 3%, or $1.7 million, on the partial redemption of the Notes. These transactions resulted in a loss on extinguishment of debt of $10.6 million. At the end of the third quarter, the Company’s net leverage was 2.2x which we define as total debt less unrestricted cash, divided by Adjusted EBITDA for the trailing twelve months.
Conference Call Information
A conference call to discuss the third quarter financial results is scheduled for today, November 9, 2023, at 4:30 p.m. ET.
Investors and analysts who wish to participate in the call are invited to dial +1 888 414-4463 (international callers, please dial +1 646 960-0375) approximately 10 minutes prior to the start of the call. Please reference Conference ID 7255126 when prompted. A live webcast of the conference call will be available over the Internet, which you may access by logging on to the Investor Relations section on the Company’s website at https://ir.savers.com/events-and-presentations/default.aspx.
A recorded replay of the call will be available shortly after the conclusion of the call and remain available until November 23, 2023. To access the telephone replay, dial +1 800 770-2030 (international callers, please dial +1 647 362-9199). The access code for the replay is 7255126. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain available on the website for one year.
About the Savers Value Village™ family of thrift stores
As the largest for-profit thrift operator in the United States and Canada for value priced pre-owned clothing, accessories and household goods, our mission is to champion reuse and inspire a future where secondhand is second nature. Learn more about the Savers family of thrift stores, our impact, and the #ThriftProud movement at savers.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including the amount and timing of any repurchases of common stock under its share repurchase program, its fiscal 2023 outlook or financial guidance, and industry outlook. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including, but not limited to, legislation, national trade policy, and the following: the Company’s failure to adequately procure and manage its inventory or anticipate consumer demand; changes in consumer confidence and spending; risks associated with its status as a “brick and mortar” only retailer; risks associated with intense competition; its failure to open new profitable stores, or successfully enter new markets on a timely basis or at all; the risks associated with doing business with international manufacturers and suppliers including, but not limited to, transportation and shipping challenges, and potential increases in tariffs on imported goods; outbreak of viruses or widespread illness, including the continued impact of COVID-19 and continuing or renewed regulatory responses thereto; risks associated with heightened geopolitical instability due to the Russia/Ukraine conflict; its inability to operate its stores due to civil unrest and related protests or disturbances; its failure to properly hire and to retain key personnel and other qualified personnel; its inability to obtain favorable lease terms for its properties; the failure to timely acquire, develop and open, the loss of, or disruption or interruption in the operations of, its centralized distribution centers; fluctuations in comparable store sales and results of operations, including on a quarterly basis; risks associated with its lack of operations in the growing online retail marketplace; risks associated with litigation, the expense of defense, and the potential for adverse outcomes; its inability to successfully develop or implement its marketing, advertising and promotional efforts; the seasonal nature of its business; risks associated with the timely and effective deployment, protection, and defense of computer networks and other electronic systems, including e-mail; changes in government regulations, procedures and requirements; risks associated with natural disasters, whether or not caused by climate change; and its ability to service indebtedness and to comply with its financial covenants together with each of the other factors set forth under the heading “Risk Factors” in its filings with the United States Securities and Exchange Commission (“SEC”). Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ materially from those in the forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. The Company is not under any obligation (and specifically disclaims any such obligation) to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Non-GAAP Financial Measures
The Company reports its financial results in accordance with GAAP. Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. The Company has included these non-GAAP measures in this press release as these are key measures used by its management and its board of directors to evaluate its operating performance and the effectiveness of its business strategies, make budgeting decisions, and evaluate compensation decisions. Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. There are limitations to using non-GAAP financial measures, including those amounts presented in accordance with the Company’s definitions of Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as they may not be comparable to similar measures disclosed by its competitors, because not all companies and analysts calculate Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin in the same manner. Because of these limitations, you should consider Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, including, as applicable, net income and the Company’s other GAAP results. The Company presents Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin because we consider these meaningful measures to share with investors because they best allow comparison of the performance of one period with that of another period. In addition, Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin afford investors a view of what management considers its operating performance to be and the ability to make a more informed assessment of such operating performance as compared with that of the prior period.
Adjusted net income is defined as net (loss) income excluding the impact of loss on extinguishment of debt, non-recurring stock-based compensation expense, transaction costs, dividend-related bonus, certain other expenses, and the tax effect on the above adjustments. The Company defines Adjusted net income per diluted share as Adjusted net income divided by diluted weighted average common shares outstanding.
The Company defines Adjusted EBITDA as net (loss) income before interest expense, net, income tax expense, and depreciation and amortization, adjusted to exclude loss on extinguishment of debt, stock-based compensation expense, non-cash occupancy-related costs, lease intangible asset expense, pre-opening expenses, store closing expenses, executive transition costs, transaction costs, dividend-related bonus, and certain other adjustments. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.
Constant Currency
The Company reports certain operating results on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refer to the exchange rates used to translate the Company's operating results for all countries where the functional currency is not the U.S. Dollar into U.S. Dollars. Because the Company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, the Company's financial results are affected positively by a weaker U.S. Dollar and are affected negatively by a stronger U.S. Dollar. References to operating results on a constant-currency basis mean operating results without the impact of foreign currency exchange rate fluctuations.
The Company believes disclosure of constant-currency results is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of its underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are non-GAAP financial measures and are not meant to be considered as an alternative or substitute for comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. During the thirteen and thirty-nine weeks ended September 30, 2023, as compared to the thirteen and thirty-nine weeks ended October 1, 2022, the U.S. dollar was stronger relative to the Canadian and Australian dollars which resulted in an unfavorable foreign currency impact on our operating results. To present constant currency information, our current operating results in currencies other than the U.S. dollar are converted into U.S. dollars using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect.

Investor Contact:
John Rouleau/Lyn Walther
ICR, Inc.
Investors@savers.com

Media Contact:
Edelman Smithfield | 713.299.4115 | Savers@edelman.com
Savers | 206.228.2261 | sgaugl@savers.com

SAVERS VALUE VILLAGE, INC.

Condensed Consolidated Balance Sheets
(All amounts in thousands, except per share amounts, unaudited)

	September 30, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$125,307	$112,132
Trade receivables, net of allowance for doubtful accounts	11,955	14,092
Inventories	36,007	21,822
Prepaid expenses and other current assets	25,021	35,647
Derivative asset – current	10,006	8,625
Total current assets	208,296	192,318
Property and equipment, net	218,150	190,518
Right-of-use lease assets	482,648	437,843
Goodwill	680,798	681,447
Intangible assets, net	167,236	170,651
Derivative asset – non-current	31,216	31,077
Other assets	3,251	3,961
Total assets	$1,791,595	$1,707,815
Current liabilities:
Accounts payable and accrued liabilities	$80,650	$80,748
Accrued payroll and related taxes	56,368	62,046
Lease liabilities – current	80,284	79,838
Current portion of long-term debt and short-term borrowings	6,000	50,250
Total current liabilities	223,302	272,882
Long-term debt, net	783,295	783,347
Lease liabilities – non-current	398,231	349,194
Deferred tax liabilities, net	59,278	63,141
Other liabilities	14,347	11,916
Total liabilities	1,478,453	1,480,480
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	571,475	226,327
Accumulated deficit	(291,413)	(38,443)
Accumulated other comprehensive income	33,080	39,451
Total stockholders’ equity	313,142	227,335
Total liabilities and stockholders’ equity	$1,791,595	$1,707,815

SAVERS VALUE VILLAGE, INC.

Condensed Consolidated Statements of (Loss) Income
(All amounts in thousands, except per share amounts, unaudited)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	September 30, 2023		October 1, 2022		September 30, 2023		October 1, 2022
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales	$392,698	100.0%	$378,292	100.0%	$1,117,484	100.0%	$1,070,427	100.0%
Operating expenses:
Cost of merchandise sold, exclusive of depreciation and amortization	158,252	40.3	152,623	40.3	458,950	41.1	443,372	41.4
Salaries, wages and benefits	116,114	29.6	68,107	18.0	276,088	24.7	199,643	18.7
Selling, general and administrative	82,076	20.8	78,465	20.8	232,380	20.8	227,236	21.2
Depreciation and amortization	15,911	4.1	13,418	3.5	45,088	4.0	40,110	3.7
Total operating expenses	372,353	94.8	312,613	82.6	1,012,506	90.6	910,361	85.0
Operating income	20,345	5.2	65,679	17.4	104,978	9.4	160,066	15.0
Other (expense) income:
Interest expense, net	(18,708)	(4.8)	(16,454)	(4.3)	(70,912)	(6.3)	(45,855)	(4.3)
(Loss) gain on foreign currency, net	(195)	—	(18,371)	(4.9)	5,587	0.5	(26,639)	(2.5)
Other (expense) income, net	(45)	—	154	—	173	—	209	—
Loss on extinguishment of debt	(10,615)	(2.7)	—	—	(16,626)	(1.5)	(1,023)	(0.1)
Other expense, net	(29,563)	(7.5)	(34,671)	(9.2)	(81,778)	(7.3)	(73,308)	(6.9)
(Loss) income before income taxes	(9,218)	(2.3)	31,008	8.2	23,200	2.1	86,758	8.1
Income tax expense	6,394	1.7	15,511	4.1	13,957	1.3	28,472	2.7
Net (loss) income	$(15,612)	(4.0)%	$15,497	4.1%	$9,243	0.8%	$58,286	5.4%
Net (loss) income per share, basic	$(0.10)		$0.11		$0.06		$0.41
Net (loss) income per share, diluted	$(0.10)		$0.11		$0.06		$0.40
Basic weighted average shares outstanding	160,247		141,551		147,885		141,551
Diluted weighted average shares outstanding	160,247		146,124		153,134		146,124

SAVERS VALUE VILLAGE, INC.

Condensed Consolidated Statements of Cash Flows
(All amounts in thousands, unaudited)

	Thirty-Nine Weeks Ended
	September 30, 2023	October 1, 2022
Cash flows from operating activities:
Net income	$9,243	$58,286
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	50,970	1,081
Amortization of debt issuance costs and debt discount	4,631	2,974
Depreciation and amortization	45,088	40,110
Operating lease expense	89,204	86,109
Deferred income taxes, net	(3,725)	14,001
Loss on extinguishment of debt	16,626	1,023
Other items	(12,714)	34,890
Changes in operating assets and liabilities:
Trade receivables	341	(9,222)
Inventories	(14,227)	(6,002)
Prepaid expenses and other current assets	3,675	(10,020)
Accounts payable and accrued liabilities	2,456	4,780
Accrued payroll and related taxes	(5,519)	(17,026)
Operating lease liabilities	(84,081)	(82,876)
Other liabilities	2,434	(475)
Net cash provided by operating activities	104,402	117,633
Cash flows from investing activities:
Purchases of property and equipment	(74,579)	(80,624)
Purchase of trade name	(650)	—
Settlement of derivative instruments, net	(199)	(774)
Net cash used in investing activities	(75,428)	(81,398)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net	529,247	—
Principal payments on long-term debt	(546,431)	(8,929)
Payment of debt issuance costs	(4,359)	(161)
Prepayment premium on extinguishment of debt	(1,650)	(1,023)
Advances on revolving line of credit	42,000	53,000
Repayments of revolving line of credit	(84,000)	(53,000)
Dividends paid	(262,235)	—
Proceeds from initial public offering, net of underwriting fees	314,719	—
Payment of offering costs	(8,766)	—
Repurchase of shares and shares withheld to cover taxes	(849)	(292)
Settlement of derivative instrument, net	6,213	(1,057)
Net cash used in financing activities	(16,111)	(11,462)
Effect of exchange rate changes on cash and cash equivalents	312	(6,774)
Net change in cash and cash equivalents	13,175	17,999
Cash and cash equivalents at beginning of period	112,132	97,915
Cash and cash equivalents at end of period	$125,307	$115,914

SAVERS VALUE VILLAGE, INC.

Supplemental Detail on Net (Loss) Income Per Common Share Calculation
(Unaudited)

The following unaudited table sets forth the computation of net (loss) income per basic and diluted share as shown on the face of the accompanying condensed consolidated statements of (loss) income:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
(in thousands, except per share data)	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Numerator
Net (loss) income	$(15,612)	$15,497	$9,243	$58,286
Denominator
Basic weighted average common shares outstanding	160,247	141,551	147,885	141,551
Dilutive effect of employee stock options and awards	—	4,573	5,249	4,573
Diluted weighted average common shares outstanding	160,247	146,124	153,134	146,124
Net (loss) income per share
Basic	$(0.10)	$0.11	$0.06	$0.41
Diluted	$(0.10)	$0.11	$0.06	$0.40

SAVERS VALUE VILLAGE, INC.

Supplemental Detail on Net Sales by Segment
(Unaudited)

The following unaudited tables present net sales by segment for the periods presented:

	Thirteen Weeks Ended
(dollars in thousands)	September 30, 2023	October 1, 2022	$ Change	% Change
U.S. Retail	$200,127	$193,128	$6,999	3.6%
Canada Retail	163,518	156,572	6,946	4.4
Other	29,053	28,592	461	1.6
Total net sales	$392,698	$378,292	$14,406	3.8%

	Thirty-Nine Weeks Ended
(dollars in thousands)	September 30, 2023	October 1, 2022	$ Change	% Change
U.S. Retail	$580,648	$555,350	$25,298	4.6%
Canada Retail	450,280	434,433	15,847	3.6
Other	86,556	80,644	5,912	7.3
Total net sales	$1,117,484	$1,070,427	$47,057	4.4%

SAVERS VALUE VILLAGE, INC.

Supplemental Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

The following information relates to non-GAAP financial measures and should be read in conjunction with the investor call held on November 9, 2023, discussing the Company’s financial condition and results of operations for the third quarter.

A reconciliation of net (loss) income and net (loss) income per diluted share on a GAAP basis to Adjusted net income and Adjusted net income per diluted share for the thirteen and thirty-nine weeks ended September 30, 2023 and October 1, 2022 is presented in the table below:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
(in thousands, except per share amounts)	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net (loss) income:
Net (loss) income	$(15,612)	$15,497	$9,243	$58,286
Loss on extinguishment of debt(1)(2)	10,615	—	16,626	1,023
Non-recurring stock-based compensation expense(1)(3)	48,298	—	48,324	—
Transaction costs(1)(4)	613	3,126	2,333	4,306
Dividend-related bonus(1)(5)	—	—	24,097	—
Loss (gain) on foreign currency, net(1)	195	18,371	(5,587)	26,639
Other adjustments(1)(6)	(381)	(324)	(845)	3,032
Tax effect on adjustments	(17,209)	(6,733)	(24,635)	(11,130)
Adjusted net income	$26,519	$29,937	$69,556	$82,156

Net (loss) income per share - diluted:
Net (loss) income per diluted share	$(0.10)	$0.11	$0.06	$0.40
Loss on extinguishment of debt(1)(2)	0.06	—	0.11	0.01
Non-recurring stock-based compensation expense(1)(3)	0.29	—	0.32	—
Transaction costs(1)(4)	—	0.02	0.02	0.03
Dividend-related bonus(1)(5)	—	—	0.16	—
Loss (gain) on foreign currency, net(1)	—	0.13	(0.04)	0.18
Other adjustments(1)(6)	—	—	(0.01)	0.02
Tax effect on adjustments	(0.10)	(0.05)	(0.16)	(0.08)
Adjusted net income per diluted share*	$0.16	$0.20	$0.45	$0.56
*May not foot due to rounding
(1)Presented pre-tax.
(2)Removes the effects of the loss on debt extinguishment in relation to the repayment of outstanding borrowings under the Term Loan Facility on February 6, 2023 and July 5, 2023, the redemption of aggregate principal amount of the Senior Secured Notes on July 3, 2023, and the repayment of a mortgage loan on January 6, 2022.
(3)Reflects the commencement of stock-based compensation expense upon completion of our IPO on July 3, 2023 related to performance-based options. Non-recurring stock-based compensation expense further includes expense related to restricted stock units issued in connection with the Company’s IPO.
(4)Transaction costs are comprised of non-capitalizable expenses related to offering costs and the 2nd Ave. acquisition, such as accounting, consulting and legal fees.

(5)Represents dividend-related bonus and related taxes paid in conjunction with the Company’s February 2023 dividend.
(6)Other adjustments include the effect of asset disposals. The thirteen and thirty-nine weeks ended September 30, 2023 further includes legal and insurance settlement proceeds of $0.4 million and $0.9 million, respectively.

A reconciliation of the Company’s fiscal 2023 outlook for net income on a GAAP basis to Adjusted net income is presented in the table below:

Fifty-Two Weeks Ended
(in millions)	December 30, 2023
Net income:
Net income	$24
Loss on extinguishment of debt(1)(2)	17
Non-recurring stock-based compensation expense(1)(3)	69
Transaction costs(1)(4)	3
Dividend-related bonus(1)(5)	24
Gain on foreign currency, net(1)	(6)
Other adjustments(1)(6)	(1)
Tax effect on adjustments	(31)
Adjusted net income	$99
(1)Presented pre-tax.
(2)Removes the effects of the loss on debt extinguishment in relation to the repayment of outstanding borrowings under the Term Loan Facility on February 6, 2023 and July 5, 2023 and the redemption of aggregate principal amount of the Senior Secured Notes on July 3, 2023.
(3)Reflects the commencement of stock-based compensation expense upon completion of our IPO on July 3, 2023 related to performance-based options. Non-recurring stock-based compensation expense further includes expense related to restricted stock units issued in connection with the Company’s IPO.
(4)Transaction costs are comprised of non-capitalizable expenses related to offering costs and the 2nd Ave. acquisition, such as accounting, consulting and legal fees.
(5)Represents dividend-related bonus and related taxes paid in conjunction with the Company’s February 2023 dividend.
(6)Includes legal and insurance settlement proceeds of $0.9 million.

A reconciliation of GAAP net (loss) income to Adjusted EBITDA for the thirteen and thirty-nine weeks ended September 30, 2023 and October 1, 2022 is presented in the table below:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
(dollars in thousands)	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net (loss) income	$(15,612)	$15,497	$9,243	$58,286
Interest expense, net	18,708	16,454	70,912	45,855
Income tax expense	6,394	15,511	13,957	28,472
Depreciation and amortization	15,911	13,418	45,088	40,110
Loss on extinguishment of debt(1)	10,615	—	16,626	1,023
Stock-based compensation expense(2)	49,113	799	50,970	1,081
Non-cash occupancy-related costs(3)	1,654	(888)	3,065	623
Lease intangible asset expense(4)	1,001	1,424	3,154	6,507
Pre-opening expenses(5)	2,635	1,088	5,227	3,708
Store closing expenses(6)	164	1,133	1,031	1,794
Executive transition costs(7)	—	—	—	1,124
Transaction costs(8)	613	3,126	2,333	4,306
Dividend-related bonus(9)	—	—	24,097	—
Loss (gain) on foreign currency, net	195	18,371	(5,587)	26,639
Other adjustments(10)	(381)	(324)	(845)	3,032
Adjusted EBITDA	$91,010	$85,609	$239,271	$222,560
Net (loss) income margin	(4.0)%	4.1%	0.8%	5.4%
Adjusted EBITDA margin	23.2%	22.6%	21.4%	20.8%
(1)Removes the effects of the loss on debt extinguishment in relation to the repayment of outstanding borrowings under the Term Loan Facility on February 6, 2023 and July 5, 2023, the redemption of aggregate principal amount of the Senior Secured Notes on July 3, 2023, and the repayment of a mortgage loan on January 6, 2022.
(2)Represents non-cash stock based compensation expense related to stock options and restricted stock units granted to certain of the Company’s employees and directors.
(3)Represents the difference between cash and straight-line lease expense for all periods.
(4)Represents lease expense associated with acquired lease intangibles. Prior to the adoption of Topic 842, this expense was included within depreciation and amortization.
(5)Pre-opening expenses include expenses incurred in the preparation and opening of new stores and processing locations, such as payroll, training, travel, occupancy and supplies.
(6)Costs associated with the closing of certain retail locations, including lease termination costs, amounts paid to third parties for rent reduction negotiations, and fees paid to landlords for store closings.
(7)Represents severance costs associated with executive leadership changes and the 2nd Ave. Acquisition.
(8)Transaction costs are comprised of non-capitalizable expenses related to offering costs and the 2nd Ave. acquisition, such as accounting, consulting and legal fees.
(9)Represents dividend-related bonus and related taxes paid in conjunction with the Company’s February 2023 dividend.
(10)Other adjustments include the effect of asset disposals. The thirteen and thirty-nine weeks ended September 30, 2023 further includes legal and insurance settlement proceeds of $0.4 million and $0.9 million, respectively.

Constant-currency
The Company calculates constant-currency net sales by translating current-period net sales using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect. The Company’s constant-currency net sales are not financial measures prepared in accordance with GAAP.

A reconciliation of GAAP net sales to constant-currency net sales for the thirteen and thirty-nine weeks ended September 30, 2023 and October 1, 2022 is presented in the table below:

	Thirteen Weeks Ended
(dollars in thousands)	September 30, 2023	October 1, 2022	$ Change	% Change
Net sales	$392,698	$378,292	$14,406	3.8%
Impact of foreign currency	4,672	n/a	4,672	n/m
Constant-currency net sales	$397,370	$378,292	$19,078	5.0%

	Thirty-Nine Weeks Ended
(dollars in thousands)	September 30, 2023	October 1, 2022	$ Change	% Change
Net sales	$1,117,484	$1,070,427	$47,057	4.4%
Impact of foreign currency	22,743	n/a	22,743	n/m
Constant-currency net sales	$1,140,227	$1,070,427	$69,800	6.5%

n/a - not applicable n/m - not meaningful

Supplemental Metrics
We use the supplemental metrics below to evaluate the performance of our business, identify trends, formulate financial projections and make strategic decisions. The Company believes that these metrics provide useful information to investors and others in understanding and evaluating its results of operations in the same manner as its management team.

The following table summarizes certain supplemental metrics for the thirteen and thirty-nine weeks ended September 30, 2023 and October 1, 2022:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Comparable Store Sales Growth
United States	3.3%	4.1%	4.8%	4.6%
Canada	4.3%	9.4%	6.1%	33.4%
Total(1)	3.7%	8.0%	5.4%	16.3%
Comparable Store Daily Sales Growth
United States	n/m	4.1%	n/m	4.6%
Canada	n/m	9.4%	n/m	4.3%
Total(1)	n/m	6.2%	n/m	2.9%
Number of Stores
United States	152	149	152	149
Canada	157	150	157	150
Total(1)	321	309	321	309
Pounds processed (lbs mm)	249	255	734	751
Sales yield	$1.50	$1.42	$1.46	$1.36

n/m - not meaningful
(1)Total comparable store sales growth, total comparable store daily sales growth and total number of stores includes the Company’s Australia retail locations, in addition to the United States and Canada.